Exhibit 10.39

LEASE

by and between

BMR-217TH PLACE LLC,

a Delaware limited liability company

and

SONUS PHARMACEUTICALS, INC.

a Delaware corporation

LEASE

THIS LEASE (this “Lease”) is entered into as of this 21st day of November, 2006 (the “Execution Date”), by and between BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”), and SONUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            WHEREAS, Landlord has entered into a purchase agreement to acquire certain real property (the “Property”) and the improvements thereon located at 1522 217th Place SE in Bothell, Washington, including the building located thereon (the “Building”) in which the Premises (as defined below) are located; and

B.            WHEREAS, provided Landlord acquires the Property, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises located in the Building (the “Premises”), consisting of approximately 37,699 rentable square feet of office and laboratory space, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Lease of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as generally shown on Exhibit A attached hereto.  Tenant and its agents, servants, employees and invitees shall have unobstructed access to the Premises (subject to reasonable security measures, emergencies, casualties and other provisions of this Lease) twenty-four (24) hours a day, 365 or 366 days a year.  The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Building, are hereinafter collectively referred to as the “Project.”  All portions of the Project that are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”  The Property is legally described on Exhibit F attached hereto.

2.             Basic Lease Provisions.  For the convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.          This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.          In the definitions below, each Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and Tenant’s Pro Rata Share are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	37,699 square feet
Rentable Area of Building	67,340 square feet
Tenant’s Pro Rata Share of Building	55.98%

2.3.          Initial monthly and annual installments of Basic Annual Rent for the Premises (“Basic Annual Rent”), subject to adjustment under this Lease:

Rentable S.F.	Per Rentable S.F.	Total Annual	Total Monthly
37,699	$35	$1,319,465	$109,955.42

2.4.          [Intentionally omitted]

2.5.          Estimated Term Commencement Date:  September 1, 2007

2.6.          Estimated Term Expiration Date:  September 30, 2017

2.7.          Security Deposit:  An amount equal to the first (1st) four (4) months of Basic Annual Rent payable by Tenant, subject to increase or decrease in accordance with the terms hereof

2.8.          Permitted Use:  General office, research, development, all uses reasonably related to the development of pharmaceutical and biological drug products (including, without limitation, laboratory and vivarium use), manufacturing, production and distribution use in conformity with Applicable Laws (as defined below)

2.9.	Address for Rent Payment:	BMR-217th Place LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Attn: Chief Accounting Officer
2.10.	Address for Notices to Landlord:	BMR-217th Place LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Attn: General Counsel/Real Estate

2.11.	Address for Notices to Tenant:	Sonus Pharmaceuticals, Inc.
22026 20th Avenue, SE
Bothell, Washington 98021
Attn: Alan Fuhrman, SVP/CFO

2.12.        The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A                                               Premises

Exhibit B                                                 Acknowledgement of Term Commencement Date and Term Expiration Date

Exhibit C                                                 Tenant’s Personal Property

Exhibit D                                                Rules and Regulations

Exhibit E                                                  Form of Estoppel Certificate

Exhibit F                                                  Legal Description of Property

Exhibit G                                                 Work Letter

Exhibit H                                                Form of Letter of Credit

3.             Term.

3.1.          This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

3.2.          The actual term of this Lease (the “Term”) shall be that period from the actual Term Commencement Date (as defined in Section 4.2 below) through the last day of the one hundred twentieth (120th) calendar month following the month during which the actual Term Commencement Date occurs, which last day shall be the actual Term Expiration Date.

4.             Possession and Commencement Date.

4.1.          Landlord shall tender possession of the Premises to Tenant on the Estimated Term Commencement Date, with the work required of Landlord described in the Work Letter attached hereto as Exhibit G (the “Work Letter”) to be Substantially Complete (as defined below); provided that such work shall not be required to be Substantially Complete during the Installation Period (as defined below).  Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term Expiration Date shall be extended accordingly and (d) Tenant shall not be responsible for the payment of any Rent (as defined below) until the actual Term Commencement Date as described in Section 4.2 occurs.  The work required of Landlord described in the Work Letter (both Landlord’s Work and the Shell and Core Work) shall be deemed Substantially Complete, as that term is used in this Article 4 and elsewhere in this Lease, if Landlord has (y) completed all of Landlord’s Work and the Shell and Core Work (subject only to a punchlist of items that do not materially and substantially interfere with Tenant’s use of the Premises) and provided to Tenant a certificate of Substantial Completion from the architect that includes a certification to Tenant that the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for minor punch list items, and (z) received a temporary certificate of occupancy from the municipality(ies) in which the Property is located, or would have received the temporary occupancy certificate or certificate of Substantial Completion but for delays or failure of Tenant or Tenant’s architect to deliver items in accordance with the Work Letter.  The term “Substantially Complete” or “Substantial Completion” means that the Tenants Improvements satisfy the requirements of clauses (y) and (z) above.

4.2.          The “Term Commencement Date” shall be the day Landlord tenders possession of the Premises to Tenant, but no earlier than the later of (a) the date on which the Tenant Improvements are Substantially Complete and (b) the date Tenant has had access to the Premises for four (4) weeks (the “Installation Period”) solely to install furniture, fixtures and equipment in the Premises (during which period Tenant shall have no obligation to pay any Basic Annual Rent or Tenant’s Pro Rata Share of Operating Expenses), not to occupy the Premises.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date, in the form attached as Exhibit B hereto, within forty (40) days after Tenant takes occupancy of the Premises.  Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder.

4.3.          During the Installation Period and any other period prior to the Term Commencement Date that Landlord permits (such permission not to be unreasonably withheld, conditioned or delayed) Tenant to enter upon the Premises for the purpose of installing improvements or placing personal property, Tenant shall furnish to Landlord evidence reasonably satisfactory to Landlord that the insurance coverages required of Tenant under the provisions of Article 21 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Additional Rent (as defined below), except as required under Section 4.2.

4.4.          Possession of areas of the Premises reasonably necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

5.             Rent and Tenant Improvement Allowance.

5.1.          Tenant shall pay to Landlord as Basic Annual Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 6 hereof.  Basic Annual Rent and TI Rent (defined below) shall be paid in equal monthly installments (as set forth in Section 2.3 for Basic Annual Rent), subject to the rental adjustments provided in Article  6 hereof, each in advance on the first day of each and every calendar month during the Term.

5.2.          Landlord shall cause to be constructed the tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the Work Letter at a cost to Landlord (the “Tenant Improvement Allowance”) not to exceed Six Million Five Hundred Ninety-Seven Thousand Three Hundred Twenty-Five Dollars ($6,597,325) (based upon One Hundred Seventy-Five

Dollars ($175) per rentable square foot, as adjusted based on the finally determined Rentable Area of the Premises), which amount shall include the costs of (a) construction, (b) project management by Landlord (which fee shall equal three percent (3%) of the Tenant Improvement Allowance actually paid by Landlord but not less than 3% of the product of the Rentable Area of the Premises times One Hundred Twenty-Five Dollars ($125) per rentable square foot), (c) space planning, architect, engineering and other related services and (d) building permits and other planning and inspection fees.  The Tenant Improvement Allowance shall consist of an allowance of (x) One Hundred Twenty-Five Dollars ($125) per rentable square foot, which shall be expended first, (y) an additional Twenty-Five Dollars ($25) per rentable square foot, which shall be expended second (“Tranche 2”), and (z) an additional Twenty-Five Dollars ($25) per rentable square foot, which shall be expended third (“Tranche 3”).  If the total cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, then the overage shall be paid by Tenant to Landlord prior to the Term Commencement Date.  Tenant shall have until December 31, 2007, to expend the unused portion of the Tenant Improvement Allowance, after which date Landlord’s obligation to fund such costs shall expire.  Tenant shall pay to Landlord, as Additional Rent (the “TI Rent”), Tranche 2 or so much thereof as is actually paid by Landlord amortized over the final one hundred twenty (120) months of the initial Term at a rate of ten percent (10%) per annum, and Tranche 3 or so much thereof as is actually paid by Landlord amortized over the final one hundred twenty (120) months of the initial Term at a rate of twelve percent (12%) per annum.

5.3.          The Tenant Improvement Allowance shall be paid by Landlord as provided in the Work Letter.

5.4.          In addition to Basic Annual Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s pro rata share, as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses as provided in Article 7 and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

5.5.          Basic Annual Rent, TI Rent and Additional Rent shall together be denominated “Rent.”  Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.10 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

6.             Rent Adjustments.  The Basic Annual Rent and TI Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Basic Annual Rent and TI Rent, respectively.  The first such adjustment shall become effective commencing with that monthly rental installment that is due on the first (1st) day of the 13th calendar month following the month during which the actual Term Commencement Date occurs, and subsequent adjustments shall become effective on every successive annual anniversary of the first adjustment for so long as this Lease continues in effect.

7.             Operating Expenses.

7.1.          As used herein, the term “Operating Expenses” shall include:

(a)           Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Building; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws (as defined below) or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof.  Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; and

(b)           All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project including, by way of example and not of limitation, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project or Building systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; capital expenditures, provided, however, that any capital expenditures in excess of One Hundred Thousand Dollars ($100,000) shall be amortized on a straight line basis over the useful life thereof in accordance with GAAP (but in no event longer than ten (10) years); costs of complying with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of governmental authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Building, the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”); insurance premiums, including premiums for public liability, property casualty, earthquake and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies up to a maximum deductible amount of Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for environmental insurance and Fifty Thousand Dollars ($50,000) per occurrence for all other policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including, without limitation, janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen.

Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions, finder’s fees, attorneys’ fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building; expenses that relate to preparation, improvement, decoration, painting or redecorating of rental space for a tenant or other occupants of the Building; expenses of initial development and construction, including, but not limited to, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); the cost of compliance with Applicable Laws in effect as of the Term Commencement Date to the extent the Building or Project was not in compliance as of the Term Commencement Date; the cost of compliance with Applicable Laws to the extent that such cost would not have been incurred but for the construction of additions to the Building involving the moving of perimeter walls of the Building, adding additional floors to the Building, or constructing additional buildings on the Property; expenses for the defense of Landlord’s title to the Property or Building; the cost of maintenance, repair and replacement of the foundation and structural walls; any repair, rebuilding or other work necessitated by condemnation, fire, windstorm, act of terrorism, or other casualty or hazard, the cost of which exceeds Ten Thousand Dollars ($10,000), except to the extent of any insurance deductible payable by Tenant under this Lease; the cost of insurance premiums for insurance coverage not typically carried on buildings comparable to the Building in the greater Seattle area (provided that Landlord shall be allowed to include as Operating Expenses the costs of environmental and earthquake insurance); accounting, legal and other professional fees and expenses relating to other tenants or the refinance or sale of the Property; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Section 7.1); costs arising from Landlord’s charitable or political contributions; salaries of executive officers of Landlord; Landlord’s general corporate overhead, except as it relates to the specific management of the Building; any ground lease rental; costs incurred by Landlord with respect to goods and services other than parking (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through the Operating Expense pass-through provisions of such tenants’ leases; expenses in connection with services or other benefits that are not offered to Tenant or for which Tenant is charged directly and that are provided to another tenant or occupant of the Building; fines or penalties incurred by Landlord due to the violation by Landlord of (i) any Applicable Laws (provided that costs of complying with Applicable Laws may be included unless otherwise specifically excluded herein) or (ii) the terms and conditions of any lease of space in the Building; overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the cost of such services exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service; advertising and promotional expenditures; depreciation of the Building or the improvements therein; costs resulting from the negligence or willful misconduct of Landlord; and depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Section 7.1).

“Applicable Laws” means all laws, codes, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property, the Building, the Premises, Landlord or Tenant.

7.2.          Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x)            The “Property Management Fee” shall equal two percent (2%) of the Basic Annual Rent due from Tenant.

(y)           Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year.  Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after Tenant’s receipt of such statement.  If the amounts paid by Tenant pursuant to this Section 7.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

(z)            Any amount due under this Section 7.2 for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

7.3.          Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor.  If, during such sixty (60)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries.  In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold, condition or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”).  Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business.  Landlord need not provide copies of any books or records but Tenant may copy those portions of the books or records provided by Landlord to Tenant at Tenant’s expense.  Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review.  Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than six (6) months after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review.  Landlord shall review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of  ninety (90) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in Western Washington (the “Accountant”).  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to the Landlord within thirty (30) days after delivery of such results.  Tenant agrees to pay the cost of such audit; provided that, if the audit reveals that Landlord’s determination of Tenant’s Pro Rata Share of Operating Expenses was at least five percent (5%) in error in Landlord’s favor, Landlord shall pay the reasonable costs of such audit.

7.4.          Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date; provided, however, that if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date (exclusive of the Installation Period), Tenant shall be responsible for Tenant’s Pro Rata Share of Operating Expenses from such earlier date of possession.  Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease or (b) the date Tenant has fully vacated the Premises.

7.5.          Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

8.             Rentable Area.

8.1.          The Rentable Area of the Project is determined by making separate calculations of the Rentable Area of each floor of all buildings and totaling the Rentable Area of all floors within the buildings. The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer building wall where it intersects the floor. The full area calculated as set forth above is included as Rentable Area of the Project without deduction for (a) columns or projections, (b) vertical penetrations (including stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like) and their enclosing walls, (c) corridors, equipment rooms, restrooms, entrance ways, elevator lobbies and the like, and each of their enclosing walls, and (d) any other unusable area of any nature.

8.2.          Promptly after Substantial Completion of the Tenant Improvements, Landlord’s architect shall certify to Tenant the Rentable Area of the Premises and the Rentable Area of the Building and shall provide to Tenant a copy of the drawings and calculations upon which such Rentable Areas are based.  If the Rentable Area of the Premises determined under this paragraph is different than the Rentable Area of the Premises set forth in Section 2.2, then the Basic Annual Rent under Section 2.3, the Security Deposit under Section 2.7 and the Tenant Improvement Allowance under Section 5 shall be adjusted to reflect the Rentable Area of the Premises determined under this paragraph.

8.3.          Tenant’s Pro Rata Share shall be recalculated in the event of any change in the Rentable Area of the Premises or the total Rentable Area in the Project.  It is anticipated that Landlord may construct another building on the Property, in which event Tenant’s Pro Rata Share shall be adjusted with respect to Operating Expenses benefiting the entire Property (e.g., real property taxes and insurance) such that all of the Rentable Area in the Project is taken into account.  If the recalculation of Tenant’s Pro Rata Share is certified by a licensed architect as being correct, then Tenant shall be bound by such certification.  Landlord shall provide to Tenant a copy of the drawings and calculations upon which the recalculation of Tenant’s Pro Rata Share is based.

9.             Security Deposit.

9.1.          Tenant has deposited with Landlord the sum set forth in Section 2.7 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within fifteen (15) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.

9.2.          In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

9.3.          Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

9.4.          If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

9.5.          [Intentionally omitted]

9.6.          If the Security Deposit shall be in cash, Landlord shall deposit the Security Deposit into an interest-bearing account at a banking organization selected by Landlord.  All interest and dividends, if any, accruing on the Security Deposit, less a one percent (1%) per annum charge on the Security Deposit for administrative expenses (but in no event greater than the amount of interest actually accrued on the Security Deposit during such annual period), shall be added to, held and included within the term Security Deposit and, provided that no Default shall have occurred and be continuing, shall accrue to the account of Tenant and be disbursed to Tenant annually.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

9.7.          The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion.  Tenant may at any time, except during Default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a)           If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in the form of Exhibit H, or such other form as is reasonably acceptable to Landlord, issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one (1) year.  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then:  (a) Landlord shall with reasonable diligence complete any necessary calculations; (b) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (c) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security.  Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel), not to exceed One Thousand Five Hundred Dollars ($1,500), in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)           If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)           Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if:  (a) an uncured Default exists; (b) as of the date thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (i) one (1) month after the then-current Term Expiration Date or (ii) the date one year after the then-current expiry date of the L/C Security; (c) the L/C Security provides for automatic renewals, Landlord asks Tenant and the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within thirty (30) business days; (d) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (e) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security.  This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)           Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage.  Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)           If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five Business Days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming

Landlord’s grantee as substitute beneficiary.  If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

10.           Use.

10.1.        Tenant shall use the Premises for the purpose set forth in Section 2.8 (the “Permitted Use”), and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

10.2.        Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon ten (10) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

10.3.        Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article; provided, however, that no action of Tenant that increases the cost of any insurance shall constitute a Default so long as Tenant pays such increased cost.

10.4.        Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

10.5.        No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall reasonably deem it necessary to make such change.

10.6.        No awnings or other projections shall be attached to any outside wall of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills.  No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

10.7.        No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place reasonably acceptable to Landlord.  The directory tablet shall be provided exclusively for the display of the name and location of tenants only.  Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.  Tenant shall be entitled to Tenant’s Pro Rata Share of the maximum Building façade Signage permitted by Applicable Laws, the cost of which shall be at Tenant’s sole expense (which expense shall be included in the Costs (as defined in the Work Letter)).  The design and placement of Tenant’s Building façade Signage shall be reviewed and approved by Landlord and Tenant as part of Landlord’s Work Plans and shall, if approved, be made part of the Approved Plans as defined in the Work Letter.

10.8.        Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Building.  Further, Tenant shall not place any equipment weighing one hundred (100) pounds or greater per square foot of equipment footprint within the Premises, other than on the ground floor thereto, without Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), and such equipment shall be placed in a location designed to carry the weight of such equipment.

10.9.        Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on or about the Premises, the Building or the Project.

10.10.      Notwithstanding any other provision herein to the contrary, Landlord shall correct, repair or replace any non-compliance of the Building exterior, the Tenant Improvements and the Common Area with all applicable building permits and codes in effect as of the Term Commencement Date, including, without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”) in effect as of the Term Commencement Date.  Said costs of compliance shall be at Landlord’s sole cost and shall not be part of Operating Expenses, but shall constitute Costs (as defined in the Work Letter) to the extent that such costs are part of the Approved Budget (as defined in the Work Letter) for the Tenant Improvements, as the Approved Budget may be amended pursuant to the Work Letter.  Landlord shall correct, repair or replace any non-compliance of the Building exterior and the Common Area with any revisions or amendments to the ADA that become effective after the Term Commencement Date, provided that the cost of such repairs or replacements (amortized over the useful life thereof in accordance with GAAP, but in no event longer than ten (10) years) shall be included as Operating Expenses payable by Tenant.  Tenant shall be responsible, at its sole cost and expense, for all other ADA compliance for the Premises, including, without limitation, in connection with Tenant’s construction of any alterations or other improvements in the Premises and the operation of Tenant’s business and employment practices in the Premises.  The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 10.10 shall be made promptly following notice of non-compliance from any Governmental Authority.  The provisions of this Section 10.10 shall survive the expiration or earlier termination of this Lease with respect to any obligation accrued under this Section 10.10 before the date of expiration or earlier termination of this Lease.

11.           Brokers.

11.1.        Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Flinn Ferguson (“Tenant’s Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate Tenant’s Broker in relation to this Lease pursuant to a separate agreement between Landlord and Tenant’s Broker or Landlord’s Broker (as defined below).  Landlord represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than EDG Commercial Real Estate (“Landlord’s Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate Landlord’s Broker in relation to this Lease pursuant to a separate agreement between Landlord and Landlord’s Broker.

11.2.        Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

11.3.        Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 11.1 and 11.2.

11.4.        Tenant agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.

11.5.        Landlord agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it.

12.           Holding Over.

12.1.        If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) the Basic Annual Rent in accordance with Article 5, as adjusted in accordance with Article 6, and

(b) Tenant’s Pro Rata Share of Operating Expenses.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

12.2.        Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term.

12.3.        Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

12.4.        The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

13.           Taxes on Tenant’s Property.

13.1.        Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

13.2.        If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after ten (10) days’ written notice to Tenant, pays the taxes based upon any such increase in the assessed valued of the Building or the Project, then Tenant shall, within thirty (30) days after receipt of a written demand, repay to Landlord such increased portion of the taxes so paid by Landlord.

13.3.        If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 13.2 above.  Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 7, but shall be treated, as to such other tenants, as provided in this Section 13.3.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

14.           Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises,

the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business.  Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant and as provided by the Work Letter, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to enforce any warranties for the Core and Shell Work and Landlord’s Work, and, provided that Tenant shall notify Landlord of deficiencies in the Core and Shell Work within sixty (60) days after the Term Commencement Date, Landlord shall correct any such deficiencies that existed as of the Term Commencement Date at Landlord’s sole cost and expense.

15.           Common Areas and Parking Facilities.

15.1.        Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit D, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”) so long as such Rules and Regulations do not materially interfere with or prevent Tenant from operating the Premises for the Permitted Use.  Tenant shall faithfully observe and comply with the Rules and Regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

15.2.        Tenant shall have a non-exclusive, revocable license, without charge, to use Tenant’s Pro Rata Share of parking facilities serving the Building in common on an unreserved basis with other tenants of the Building and the Project.  Landlord shall continuously provide Tenant with parking spaces located on the Property and sufficient in number to at least satisfy the minimum parking requirements of Applicable Laws.  Landlord shall designate visitor parking stalls near the entrance of the Building for use by visitors of all tenants of the Building or the Property.

15.3.        Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities.  Landlord reserves the right to reasonably determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof.  Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project.  Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

15.4.        Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property so long as such modifications do not materially interfere with or prevent Tenant from operating the Premises for the Permitted Use or materially increase Tenant’s Pro Rata Share of Operating Expenses.  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

16.           Utilities and Services.

16.1.        Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon.  To the extent permitted by the local utilities, all utilities serving the Premises shall be separately metered.  All accounts for separately metered utilities shall be in Tenant’s name, and Tenant shall be responsible for paying for such utilities directly to the provider thereof.  If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord) of all charges of such utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent.

16.2.        Landlord shall not be liable for, nor shall any eviction of Tenant result from the failure to furnish any such utility or service, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action; or Landlord’s inability, despite the exercise of reasonable diligence to furnish any such utility or service (collectively, “Force Majeure”).  In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.

16.3.        Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

16.4.        Tenant shall not, without Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed), use any device in the Premises (including, without limitation, data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.8 or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services.

16.5.        If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent (not to be unreasonably withheld, conditioned or delayed) for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.6.        Utilities and services provided by Landlord to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.

16.7.        Landlord shall provide water in Common Areas for drinking and lavatory purposes only; provided, however, that if Landlord reasonably determines that Tenant requires, uses or consumes water for any purpose other than ordinary drinking and lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the actual costs of such meter and the installation thereof and, throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense.  If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant.  Tenant agrees to pay for water consumed, as shown on said meter (at cost and without any mark-up by Landlord), within fifteen (15) days after Tenant’s receipt of bills therefor.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

16.8.        Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems reasonably necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or a failure by a third party to deliver gas, oil or another suitable fuel supply, or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and operation of the Premises for the Permitted Use.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

17.           Alterations.

17.1.        Tenant may make, at its expense and without Landlord’s prior consent, such cosmetic improvements or alterations to the Premises (such as carpeting, painting, non-load-bearing partitions, and installation or relocation of freestanding workstations, and installation of Tenant’s equipment) (“Cosmetic Improvements”) that do not exceed Fifty Thousand Dollars ($50,000) in any one instance or Two Hundred Fifty Thousand Dollars ($250,000) in any twelve (12) month period.  Except in accordance with the preceding sentence, Tenant shall make no alterations, additions or improvements in or to the Premises after the Term Commencement Date (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion.  Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.

17.2.        Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3.        Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

17.4.        Any work performed on the Premises or the Building by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate.  Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

17.5.        Before commencing any work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond reasonably satisfactory to Landlord for said work.

17.6.        All Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Premises, made by either of the parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall, unless, prior to such construction or installation, Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof; provided, however, that all business and trade fixtures, machinery and equipment purchased at Tenant’s expense (exclusive of those purchased from the Tenant Improvement Allowance) shall be the property of Tenant and may be removed by Tenant at the end of the Term.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  All trade fixtures, equipment, Tenant Improvements, Alterations and Signage installed by or under Tenant shall be the property of Landlord, except as provided above.

17.7.        Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.8.        Except as to (a) those items listed on Exhibit C attached hereto, (b) other business and trade fixtures, machinery and equipment that are not affixed to the Building and that Tenant can prove were purchased at Tenant’s expense, and (c) other business and trade fixtures, machinery and equipment that are affixed to the Building and that Tenant can prove were purchased at Tenant’s expense and of which Tenant has delivered written notice to Landlord at the time the item is affixed to the Building, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term.  Tenant shall complete and deliver Exhibit C to Landlord within thirty (30) days after the Term Commencement Date, which Exhibit C shall be subject to Landlord’s reasonable approval.  Exhibit C may include both items located in the Premises at the time of delivery of Exhibit C and items which Tenant anticipates it will acquire during the Term.  If Tenant acquires during the Term items listed (in the case of property affixed to a building, with particularity) in Exhibit C, then such items shall remain the property of Tenant and may be removed by Tenant from the Premises even if Tenant does not notify Landlord of the items at the time the items are affixed to the Building.  If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, within fifteen (15) days after Tenant’s receipt of a written demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

17.9.        Notwithstanding any other provision of this Article 17 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.10.      Tenant shall pay to  Landlord an amount equal to three percent (3%) of the cost to Tenant of all Alterations made by Tenant that require Landlord’s approval to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof.  For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such Alterations, accompanied by payment to Landlord of the fee set forth in this Section.  Tenant shall reimburse Landlord for any extra reasonable expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.11.      Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations performed by Tenant with respect to the Premises, together with supporting documentation reasonably acceptable to Landlord.

17.12.      Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective insurance policies.

18.           Repairs and Maintenance.

18.1.        Landlord shall repair and maintain in good operating condition the structural and exterior portions and Common Areas of the Building and the Project, including, without limitation, roofing and covering materials, foundations, exterior walls, plumbing and plumbing fixtures, fire sprinkler systems (if any), heating, ventilating, air conditioning, elevators, and electrical systems, unless installed by Tenant (Landlord’s Work, even if paid for by Tenant, shall not be deemed to be “installed by Tenant”).  Except as otherwise provided under Article 7, any costs related to the repair or maintenance activities specified in this Section 18.1 shall be included as a part of Operating Expenses, unless such repairs or maintenance is required in whole or in part because of any act, neglect, fault or omissions of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

18.2.        Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted.  Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear and casualty damage excepted.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter.

18.3.        Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for thirty (30) days (or such shorter time as may be reasonable in case of emergency) after Tenant provides Landlord with written notice of the need of such repairs or maintenance; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

18.4.        Repairs under this Article 18 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, except as otherwise provided in this Article 18.

18.5.        This Article 18 relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project and any related facilities.  In the event of fire,

earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 22 shall apply in lieu of this Article 18.

19.           Liens.

19.1.        Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within ten (10) days after Tenant’s receipt of written notice of the filing thereof, at Tenant’s sole cost and expense.

19.2.        Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1 in compliance with such Section, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall reimburse Landlord for the costs thereof as Additional Rent within fifteen (15) days after Tenant’s receipt of written notice thereof.

19.3.        In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant shall ensure that any Uniform Commercial Code financing statement executed by Tenant shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Building be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement executed by Tenant record or place of record a financing statement that constitutes a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within fifteen (15) days after its receipt of written notice of the filing of such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.           Indemnification and Exculpation.

20.1.        Tenant agrees to indemnify, defend and save  Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from injury or death to any person or injury to any property occurring within or about the Premises, the Building or the Property arising out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent, if any, caused by the willful misconduct or negligence of Landlord, its agents, employees or contractors.

20.2.        Notwithstanding any provision of Section 20.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to the gross negligence or willful misconduct of Landlord, its agents or employees.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 20.2.

20.3.        Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

20.4.        Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

20.5.        Notwithstanding anything in this Article 20 to the contrary, in the event of the concurrent negligence of Tenant, its agents, employees, subtenants, invitees, licensees, or contractors on the one hand, and that of Landlord, and Landlord’s officers, directors or partners, contractors, employees and agents (including any management company and its employees) on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas or Building, each party’s obligation to indemnify the other as set forth in this Article 20 shall be limited to the extent of the indemnifying party’s negligence and that of its agents, employees, subtenants, invitees, licensees or contractors, including its proportional share of costs, reasonable attorneys’ fees, and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

20.6.        The provisions of this Article 20 shall survive the expiration or earlier termination of this Lease.

21.           Insurance; Waiver of Subrogation.

21.1.        Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s lender, mortgagee or beneficiary (each, a “Lender”), if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services for the Building or the Property.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.  Any costs incurred by Landlord pursuant to this Section 21.1 shall constitute a portion of Operating Expenses, subject to the limitations of Article 7.

21.2.        In addition, Landlord shall carry public liability insurance with a single limit of not less than Two Million Dollars ($2,000,000) for death or bodily injury, or property damage with respect to the Project.  Any costs incurred by Landlord pursuant to this Section 21.2 shall constitute a portion of Operating Expenses.

21.3.        Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive general liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate for death or bodily injury and property damage with respect to the Premises.

21.4.        The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members and Lenders (“Landlord Parties”) as additional insureds.  Said insurance shall be with companies having a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide.”  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

21.5.        Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.  Tenant shall, at Tenant’s sole cost and expense, carry such insurance as

Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

21.6.        In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Project.

21.7.        Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or that would have been insured against had the waiving party carried the insurance required under this Lease.  Such waivers shall continue so long as their respective insurers so permit.  Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 21.7.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area).  If the parties do not accomplish either (a) or (b), then this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium.  If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.  If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

21.8.        Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.

22.           Damage or Destruction.

22.1.        In the event of a partial destruction of the Building or the Project by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (a) the damage thereto is such that the Building or the Project may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or the Project, as applicable, and this Lease shall continue in full force and effect.

22.2.        In the event of any damage to or destruction of the Building or the Project other than as described in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect.  If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.

22.3.        Landlord shall give written notice to Tenant within forty-five (45) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable, and if the notice states that Landlord elects to so repair, reconstruct or restore, the notice shall set forth the anticipated period for repairing the casualty damage and the date such repair will be complete.  If the anticipated repair period will not be completed within a period of twelve (12) months from the date of the happening of such casualty and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days following delivery of the written notice from Landlord.

22.4.        Upon any termination of this Lease under any of the provisions of this Article 22, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

22.5.        In the event of repair, reconstruction and restoration as provided in this Article 22, all Rent to be paid by Tenant under this Lease shall be abated proportionately, beginning on the date of the damage or destruction of the Building or the Project, based on the extent to which Tenant’s use of the Premises is impaired beginning on such date and continuing until substantial completion of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business.

22.6.        Notwithstanding anything to the contrary contained in this Article 22, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration.  Tenant shall be released from any obligations under this Lease (except with regard to those provisions that, by their express terms, survive the expiration or earlier termination hereof) if, on the date that is twelve (12)

months after the date of damage or destruction, the repair, reconstruction or restoration required to be performed by Landlord to provide Tenant use of the Premises is not then Substantially Complete.

22.7.        If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises, the Building or the Project that were originally provided at Landlord’s expense, including, without limitation, the Landlord’s Work to the extent paid for out of the Tenant Improvement Allowance.  The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant.  In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.

22.8.        Notwithstanding anything to the contrary contained in this Article 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article 22 occurs during the last eighteen (18) months of the Term or any extension hereof, or to the extent that insurance proceeds are not available therefor.  Further, if the damage resulting from any casualty covered under this Article 22 occurs during the last eighteen (18) months of the Term or any extension hereof and if the damage is so extensive as to reasonably prevent Tenant’s use and enjoyment of the Premises for three (3) months or more, Tenant may in its sole discretion terminate this Lease by written notice delivered to Landlord within thirty (30) days from the date of the happening of such casualty.

22.9.        Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Property and the Building; provided that Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any alterations installed by Tenant existing at the time of such damage or destruction.  If the Property or the Building is to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the alterations constructed by Tenant pursuant to this Lease, provided Tenant is not then in default under this Lease.

23.           Eminent Domain.

23.1.        In the event the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2.        In the event of a partial taking of the Building or the Project, or of drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

23.3.        Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense, (b) the value of the loss of Tenant’s goodwill, (c) the costs of Tenant moving to a new location, and (d) other awards granted to it and not out of or part of Landlord’s award.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

23.4.        If, upon any taking of the nature described in this Article 23, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, the Building and the Project, as applicable, to substantially their same condition prior to such partial taking.  To the extent such restoration is feasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

24.           Defaults and Remedies.

24.1.        Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of  five percent (5%) of the overdue Rent as a late charge; provided, however, that with respect to the first late payment in any twelve (12) month period, no late charge shall be due unless Tenant fails to pay the overdue amount within three (3) business days after written notice from Landlord.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.

24.2.        No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

24.3.        If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for five (5) days after Landlord delivers notice to Tenant demanding performance by Tenant; or provided that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  In addition to the late charge described in Section 24.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or the highest rate permitted by Applicable Laws, whichever is less.

24.4.        The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)           The abandonment or vacation of the Premises by Tenant;

(b)           The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c)           The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 24.4(a) and 24.4(b)) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than ninety (90) days from the date of Tenant’s receipt of written notice from Landlord;

(d)           Tenant makes an assignment for the benefit of creditors;

(e)           A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f)            Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”);

(g)           Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)           Failure to deliver an estoppel certificate in accordance with Article 29; or

(i)            Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

24.5.        In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a)           The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b)           The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(c)           The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(d)           Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 24.5(a) and 24.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.1.  As used in Subsection 24.5(c) above, the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

24.6.        If Landlord does not elect to terminate this Lease as provided in Section 24.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

24.7.        In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)           First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)           Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)           Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)           Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.8.        All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.9.        Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

24.10.      To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord otherwise obtains possession of the Premises due to Tenant’s default hereunder.

24.11.      Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the cure to completion.

24.12.      In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices, and provided, further, that the terms of this paragraph shall not require Tenant to postpone the exercise of its remedies under this Lease or otherwise available at law or in equity in the event that the nature of Landlord’s default materially interferes with or prevents Tenant from operating the Premises for the Permitted Use.

25.           Assignment or Subletting.

25.1.        Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises or any part hereof (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay.

25.2.        In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than one hundred twenty (120) days prior  to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.  Tenant shall also tender to Landlord reasonable attorneys’ fees and other costs or overhead expenses not to exceed One Thousand Five Hundred Dollars ($1,500) incurred by Landlord in reviewing Tenant’s request for such Transfer.

25.3.        Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises.  In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications (provided the proposed transferee is of lesser creditworthiness than Tenant as of the Execution Date or the date of the proposed Transfer) or seeking a change in the Permitted Use.  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Revenue Code”)); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto, or agree to perform services for a transferee, assignee or sublessee that would cause any other income of Landlord to fail to qualify as income described  in Section 856(c)(2) of the Revenue Code.

25.4.        As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a)           Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)           Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer.  Such evidence shall include, without limitation, evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c)           Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(d)           If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after deductions for any transaction costs incurred by Tenant, including marketing expenses, tenant improvement or refurbishment allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent.  If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)           The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f)            Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(g)           Tenant shall not then be in default hereunder in any respect;

(h)           Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i)            Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)            Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k)           Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l)            Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m)          A list of Hazardous Materials (as defined in Section 39.7 below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.  Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 38.2.

25.5.        Any Transfer that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease; provided, however, that Landlord shall first give Tenant ten (10) days’ notice of the reason the Transfer is not in compliance and this Lease shall remain in full force and effect if Tenant, before expiration of such ten (10) days’ notice, either corrects the reason the Transfer is not in compliance or terminates the Transfer.

25.6.        The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

25.7.        Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

25.8.        [Intentionally omitted]

25.9.        If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.

25.10.      Notwithstanding anything to the contrary in this Article 25, Tenant may engage in the following Transfers (collectively, “Permitted Transfers”)  without the prior written consent of Landlord and without regard to the terms of Section 25.4 but subject to the terms of Section 25.7; provided (i) Tenant is not in default under this Lease; (ii) such proposed transferee uses the Premises for the Permitted Use; (iii) such proposed transferee is of equal or greater creditworthiness than Tenant as of the Execution Date and the date of the proposed Transfer and (iv) Tenant gives Landlord written notice at least thirty (30) days prior to the effective date of the proposed assignment or sublease:

(a)           A Transfer to a parent, subsidiary, affiliate, division or other entity controlling, controlled by or under common control with Tenant;

(b)           A Transfer to a successor entity related to Tenant by merger, consolidation, reorganization or government action; and

(c)           A Transfer to an entity that acquires substantially all of the assets of Tenant.

25.11.      For the purpose of this Lease, for so long as stock in Tenant is traded on a nationally recognized stock exchange, any sale or transfer of Tenant’s capital stock, redemption or issuance of additional stock of any class shall not be deemed a Transfer of any kind; provided, however, that transfer of more than fifty percent (50%) of Tenant’s capital stock in a single transaction or a single series of transactions pursuant to a resolution of the Board of Directors of Tenant shall be deemed to be a Permitted Transfer subject to the terms of Section 25.10, except that the acquirer of the stock shall be the entity subject to the creditworthiness test under Section 25.10(iii).

26.           Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

27.           Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

27.1.        Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

27.2.        A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

27.3.        A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

27.4.        The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28.           Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, the Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

29.           Estoppel Certificate.  Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit E, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may reasonably be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

30.           Joint and Several Obligations.  If more than one entity executes this Lease as Tenant, then:

30.1.        Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

30.2.        The term “Tenant” as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

31.           Limitation of Landlord’s Liability.

31.1.        If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project of which the Premises are a part, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project of which the Premises are a part.

31.2.        Subject to the remainder of this Section 31.2, only Landlord shall be liable for any deficiency due to Landlord’s default under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

31.3.        Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

32.           Project Control by Landlord.

32.1.        Landlord reserves full control over the Building and the Project to the extent not inconsistent with (a) Tenant’s enjoyment of the Premises as provided by this Lease and (b) Tenant’s use of the Premises for the Permitted Use.  This reservation includes, without limitation, Landlord’s right to subdivide the Project, convert the Building and other potential buildings within the Project to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Property.  Landlord shall at all times during construction activity maintain reasonable access to the Premises and Common Areas serving the Premises.

32.2.        Tenant and Landlord shall each, at the other’s reasonable request, promptly execute such further documents as may be reasonably appropriate and necessary to enable the other to carry out its obligations under this Lease; provided that neither party shall have any obligation under this paragraph to execute any document that creates additional liability or cost for such party or that deprives Tenant of the quiet enjoyment and use of the Premises as provided by this Lease.

32.3.        Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary.  In connection with any such alteration, improvement or repair as described in Subsection 32.3(f) above, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed.  In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 32.3; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

33.           Quiet Enjoyment.  So long as Tenant is not in default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.  So long as Tenant is not in default under this Lease, Landlord warrants that Tenant shall hold and enjoy the Premises peaceably and quietly, except as permitted by this Lease.  The foregoing express covenant shall be in addition to and not in derogation of any implied or other rights of quiet enjoyment Tenant may have under Applicable Laws.  Nothing in this Section 33 shall prohibit Landlord from undertaking construction on the Property (including construction of additional buildings) in accordance with this Lease

34.           Subordination and Attornment.

34.1.        This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant hereafter in force against the Building or the Project (collectively referred to as “Senior Interests”) and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, so long as the holders of such Senior Interests do not disturb Tenant’s possession of the Premises in violation of this Lease so long as Tenant performs its obligations under this Lease.  Landlord represents to Tenant that, as of the Execution Date, there is no mortgage, deed of trust, or lease in which Landlord is tenant in force against the Building or the Project.

34.2.        Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord, on condition that the holder of the Senior Interest agrees to not disturb Tenant’s possession of the Premises in violation of this Lease so long as Tenant performs its obligations under this Lease.  However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  If Tenant fails to execute any document reasonably required from Tenant under this Section within fifteen (15) days after Tenant’s receipt of written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.

34.3.        [Intentionally omitted]

34.4.        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant’s possession of the Premises under this Lease shall continue undisturbed so long as Tenant performs its obligations under this Lease and the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

35.           Surrender.

35.1.        No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

35.2.        The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

35.3.        The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

36.           Waiver and Modification.  No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

37.           Waiver of Jury Trial and Counterclaims.  The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises, the Building or the Project; or any claim of injury or damage related to this Lease or the Premises, the Building or the Project.

38.           [Intentionally omitted]

39.           Hazardous Materials.

39.1.        Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees.  If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Building, the Project or any adjacent property, or (only if Tenant leases the entire Building) if contamination of the Premises by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises, the Building, the Project or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project; damages arising from any adverse impact on marketing of space in the Premises, the Building or the Project; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) that arise during or after the Term as a result of such breach or contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises for which Tenant is liable under the terms of this Lease.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises, the Building, the Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building, the Project and any adjacent property to their respective condition existing as of the Term Commencement Date; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold, condition or delay; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Building or the Project.

39.2.        Landlord acknowledges that it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Section 2.8 above.  Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Premises (which list may also include Hazardous Materials that Tenant anticipates may be present on the Premises in future) and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any Hazardous Materials not already listed on the Hazardous Materials List are brought onto the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Building or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord shall not unreasonably withhold, condition or delay); and all closure plans or any other documents required by any and all Governmental Authority for any storage tanks installed in, on or under the Premises, the Building or the Project for the closure of any such storage tanks.  Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.  Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Building and the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Building and the Project for the storage of Hazardous Materials, provided that Tenant shall be entitled to no less than its Pro Rata Share of such fire control areas based on Tenant’s Pro Rata Share of the Building or the Project, as applicable.  In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Building or the Project in excess of Tenant’s Pro Rata Share of the Building or the Project, as applicable, as set forth in Section 2.2, or the share to which it is entitled under any agreement with other tenants (if greater), Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Pro Rata Share of the Building or the Project, as applicable, or the share to which it is entitled under any agreement with other tenants (if greater).

39.3.        Notwithstanding the provisions of Section 39.1 above, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (ii) Tenant or any proposed transferee, assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease (with respect to any such matter involving Tenant), unless Tenant is diligently taking all action necessary to comply with all requirements of the applicable Governmental Authority and promptly achieves compliance, or withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee) unless such proposed transferee, assignee or sublessee has either already taken or is then diligently taking all action necessary to comply with all requirements of the applicable Governmental Authority.

39.4.        Upon at least twenty-four (24) hours’ prior notice to Tenant, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, the Building and the Project during normal business hours to demonstrate that Hazardous Materials in violation of Applicable Laws are present due to Tenant or Tenant’s agents, employees or invitees.  Only if Hazardous Materials in violation of Applicable Laws are present due to Tenant or Tenant’s agents, employees or invitees, Tenant shall pay all reasonable costs of such tests of the Premises.

39.5.        If underground or other storage tanks presently located on the Premises or hereafter placed on the Premises are used by Tenant for the storage of Hazardous Materials, then Tenant shall monitor such storage tanks, maintain appropriate records, implement reporting procedures, properly close any such underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

39.6.        Tenant’s obligations under this Article 39 shall survive the expiration or earlier termination of the Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

39.7.        As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.    Landlord represents and warrants to Tenant that Landlord has no knowledge of any Hazardous Material on or about the Premises, Building or Property in violation of Applicable Laws except as may be disclosed in (a) that certain Phase I Environmental Site Assessment prepared by URS and dated as of September 13, 2006, (b) that certain letter regarding Results of Limited Lead Wipe Sampling from Environmental Resources Management dated as of October 4, 2006, and (c) that certain letter regarding Results of Limited Confirmation Lead Wipe Sampling from Environmental Resources Management dated as of November 7, 2006, a true and complete copy of each of which has been delivered to Tenant.

39.8.        Notwithstanding anything to the contrary in this Lease, Tenant shall have no liability or responsibility with respect to any Hazardous Materials that (a) result from violations of Applicable Laws relating to the Premises, the Building or the Project, which violations existed as of the Term Commencement Date or (b) were present in, on, under or about any part of the Premises, Building or Project as of the Term Commencement Date or after the Term Commencement Date, and, with regards to (a) and (b), were not caused by Tenant or its agents, employees, consultants, contractors, licenses or invitees (collectively, “Pre-Existing Matters”).   Landlord indemnifies Tenant with regard to any Claims related to the Pre-Existing Matters that arise from an enforcement action by any Governmental Authority.  There shall not be included in Operating Expenses any site characterization, investigation, remediation or other costs relating to any Hazardous Material for which Tenant has no liability or responsibility under this paragraph.

40.           [Intentionally omitted]

41.           Miscellaneous.

41.1.        Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.2.        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.3.        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.4.        Each provision of this Lease performable by Tenant or Landlord shall be deemed both a covenant and a condition.

41.5.        Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

41.6.        The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.7.        Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.8.        Either party may, but shall not be obligated to, record a short form memorandum of this Lease without the other’s consent.  Neither party shall record this Lease.  The party recording the memorandum shall be responsible for the cost of recording any memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation.

41.9.        The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.10.      Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section 40.10 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.11.      Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) business day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service.  Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at

the addresses shown in Sections 2.10 and 2.11, respectively.  Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41.12.      This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.13.      That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.14.      To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord the most recent unaudited year-end financial statements reflecting Tenant’s current financial condition (or audited, if available); provided, however, that Tenant shall have no obligation to provide such financial statements so long as Tenant is a publicly held company.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.  Landlord shall not disclose any nonpublic information in such financial statements or give a copy of such financial statements to any third party, except (a) if required by Applicable Laws or in any judicial proceeding (provided that Landlord has given Tenant reasonable notice of such requirement, if feasible) or (b) to Landlord’s attorneys, accountants and other bona fide consultants or advisers, lenders, and prospective purchasers of the Property.

41.15.      This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.16.      [Intentionally omitted]

41.17.      This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”).  Tenant shall comply with the CC&Rs on condition that (a) a copy of such CC&Rs is provided to Tenant and (b) with respect to CC&Rs entered into after the date hereof, that such CC&Rs do not materially interfere with Tenant’s use and enjoyment of the Premises.

42.           Option to Extend Term.  Tenant shall have the option (“Option”) to extend the Term of this Lease as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions.  Any extension of the Term pursuant to any Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1.        Tenant shall have two (2) options to extend the Term of this Lease by five (5) years (each an “Option Period”) on the same terms and conditions as this Lease.  Basic Annual Rent for each Option Period shall equal the fair market rental value (“FMV”) of the Premises as of the first (1st) day of each Option Period, taking into account, among other things, base rent, annual rental rate increases, tenant improvements and leasing commissions for comparable laboratory research buildings in the Bothell, Washington, area; provided, however, that in no event shall Basic Annual Rent for any Option Period equal less than one hundred three percent (103%) of the Basic Annual Rent at the expiration of the then-current Lease term.  If Landlord and Tenant cannot agree on the FMV for purposes of any Option Period, then they shall engage a mutually agreeable independent third party appraiser with at least ten (10) years’ experience in appraising the rental value of leased commercial premises (for research and development and laboratory uses) in the Bothell, Washington, area (the “Appraiser”).  If the parties cannot agree on the Appraiser, each shall within ten (10) days after such impasse appoint an Appraiser and, within ten (10) days after the appointment of both such Appraisers, those two Appraisers shall select a third.  If either party fails to timely appoint an Appraiser, then the Appraiser the other party appoints shall be the sole Appraiser.  Within ten (10) days after appointment of all Appraiser(s), Landlord and Tenant shall each simultaneously give the Appraisers (with a copy to the other party) its determination of FMV, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Appraisers shall by majority vote select either Landlord’s or Tenant’s FMV.  The Appraisers may not select or designate any other FMV.  The determination of the Appraiser(s) shall bind the parties.

42.2.        The Option is not assignable separate and apart from this Lease.

42.3.        The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least nine (9) months prior to the end of the expiration of the initial term of this Lease or the prior Option Period, as applicable.  Time shall be of the essence as to Tenant’s exercise of any Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise any Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of any Option after the date provided for in this paragraph.

42.4.        Notwithstanding anything contained in this Article 42, Tenant shall not have the right to exercise the Option:

(a)           During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b)           At any time after any Default as described in Article 24 of the Lease (provided, however, that, for purposes of this Subsection 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured;

(c)           Unless due to a Permitted Transfer, in the event that Tenant no longer occupies the entire Premises, or has assigned the Lease with respect to more than fifty percent (50%) of the Premises, or has sublet more than fifty percent (50%) of the Premises; or

(d)           In the event that Tenant has defaulted in the performance of its obligations under this Lease two (2) or more times and a service or late charge has become payable under

Section 24.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

42.5.        The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6.        All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 24.1 has become payable for any such default, whether or not Tenant has cured such defaults.

43.           Right of First Refusal.  Tenant shall have a right of first refusal (“ROFR”) as to any rentable premises in the Building or in any other building that Landlord may construct on the Property for which Landlord is seeking a tenant (“Available Premises”).  To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space, or enters into a new lease with such then-existing tenant for the same premises, the affected space shall not be deemed to be Available Premises.  In the event Landlord enters into a signed letter of intent for any Available Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions contained in such letter of intent.

43.1.        Within ten (10) business days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease the Available Premises on the terms and conditions set forth in the Notice of Offer.  If Tenant fails to notify Landlord of Tenant’s election within said ten (10) business day period, then Tenant shall be deemed to have elected not to lease the Available Premises.

43.2.        If Tenant timely notifies Landlord that Tenant elects to lease the Available Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Available Premises to Tenant upon the terms and conditions set forth in the Notice of Offer.

43.3.        If Tenant notifies Landlord that Tenant elects not to lease the Available Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the ten (10) business day period described above, then Landlord shall have the right to consummate the lease of the Available Premises on the same terms as set forth in the Notice of Offer within one hundred eighty (180) days following Tenant’s election (or deemed election) not to lease the Available Premises.  If Landlord does not lease the Available Premises within said one hundred eighty (180)-day period, then Tenant’s ROFR shall be fully reinstated, and Landlord shall not thereafter lease the Available Premises without first complying with the procedures set forth in this Article 43.

43.4.        Notwithstanding anything in this Article 43 to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in default under any provision of this Lease.  Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect.  In addition, Tenant shall not be entitled to exercise the ROFR if Landlord has given Tenant two (2) or more notices of default under this Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.

43.5.        Notwithstanding anything in this Lease to the contrary, except in connection with a Permitted Transfer, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

44.           Authority.  Tenant and each person executing this Lease on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

45.           Confidentiality.  Tenant shall not disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant’s ownership structure that Tenant gives Landlord, except (a) if required by Applicable Laws or in any judicial proceeding, provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (b) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers, provided such third parties agree to be bound by this paragraph or (c) to bona fide prospective assignees or subtenants of this Lease, provided they agree in writing to be bound by this paragraph.  Landlord agrees that, upon prior (if possible) written notice to Landlord, Tenant may disclose this Lease and its terms to the extent necessary to comply with Securities and Exchange Commission disclosure requirements.

46.           Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and Project will not be damaged by any exhaust, in each case from Tenant’s operations, including in Tenant’s vivarium, if any.  Landlord and Tenant therefore agree as follows:

46.1.        Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

46.2.        If the Building has a ventilation system that in Landlord’s reasonable judgment is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system.  If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.  Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may reasonably require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

46.3.        Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises.  Any work Tenant performs under this paragraph shall constitute Alterations.

46.4.        Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.  Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion).  Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence.  Such installations shall constitute Alterations.

46.5.        If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors, fumes or exhaust.  For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

47.           HVAC.  For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems (“HVAC”); and (b) furnish HVAC as reasonably required for reasonably comfortable occupancy and use of the Premises for the Permitted Use twenty-four (24) hours a day, 365 or 366 days a year.

48.           Excavation.  If any excavation shall be made upon land adjacent to or under the Building, or shall be reasonably authorized to be made by Landlord upon no less than five (5) days’ prior written notice to Tenant (except in the event of an emergency), Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this lease.

49.           Names.  Landlord reserves the right to change the name of the Project or the Building in its sole discretion.

50.           Acquisition of Property.  This Lease is subject to the condition precedent that Landlord successfully acquires fee ownership of the Property no later than December 15, 2007.  Landlord shall promptly notify Tenant of the date that Landlord acquires fee ownership of the Property.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-217TH PLACE LLC,
a Delaware limited liability company

By:	/s/ Gary A Kreitzer
Name:	Gary A Kreitzer
Title:	Executive V.P.
TENANT:
SONUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Michael A. Martino
Name:	Michael A. Martino
Title:	President & CEO

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

On                , 200      , before me, a Notary Public in and for said state, personally appeared                      , personally known to me(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

, Notary Public

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

On                , 200      , before me, a Notary Public in and for said state, personally appeared                      , personally known to me(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

, Notary Public

EXHIBIT A

PREMISES

A-1

EXHIBIT B

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [        ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of November 21, 2006, by SONUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), in favor of BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.             Tenant accepted possession of the Premises on [        ], 20[    ].

2.             To Tenant’s knowledge, the Premises are in good order, condition and repair[, except [        ]].

3.             The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

4.             All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises [, except [        ]].

5.             In accordance with the provisions of Section 4.2 of the Lease, the Term Commencement Date is [        ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [        ], 20[    ].

6.             Tenant commenced occupancy of the Premises for the Permitted Use on [        ], 20[    ].

7.             The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [        ]].

8.             Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9.             The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to or shall commence to accrue on [        ], 20[    ].

10.           The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of [        ], 20[    ].

TENANT:

SONUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C

TENANT’S PERSONAL PROPERTY

[To be attached]

C-1

EXHIBIT D

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.             Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2.             If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3.             Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4.             No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5.             Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and other tenants of the Building.

6.             Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7.             Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans.  Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8.             Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited, and Tenant shall cooperate, at no cost or expense to Tenant, to prevent such activities.

9.             Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10.           The Premises shall not be used for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11.           Tenant shall not, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.           Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.           Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.

15.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16.           Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect; and provided, further, that such rules and regulations do not materially interfere with or prevent Tenant from operating the Premises for the Permitted Use. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

17.           Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

To:                              BMR-217TH PLACE LLC

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Attention: General Counsel/Real Estate

BioMed Realty, L.P.

c/o BioMed Realty Trust, Inc.

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Re:                               Suite [     ] (the “Premises”) at 1522 217th Place SE, Bothell, Washington (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.             Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of November 21, 2006.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [           ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.  The lease term expires on [         ], 20[      ].

2.             Tenant took possession of the Premises, currently consisting of [           ] square feet, on [           ], 20[    ], and commenced to pay rent on [        ], 20[     ].  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows:  [           ]].

3.             All base rent, rent escalations and additional rent under the Lease have been paid through [          ], 20[     ].  There is no prepaid rent[, except $[           ]][, and the amount of security deposit is $[              ] [in cash][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.

4.             Base rent is currently payable in the amount of $[           ] per month.

5.             Tenant is currently paying estimated payments of additional rent of $[             ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.             All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [            ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

E-1

7.             The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord [, except [           ]]. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [            ]].

8.             [Tenant has the following expansion rights or options for the Property:  [           ].][Tenant has no rights or options to purchase the Property.]

9.             To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of the Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.           The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [        ] day of [          ], 20[    ].

[           ],

a [          ]

By:
Name:
Title:

E-2

EXHIBIT F

LEGAL DESCRIPTION OF PROPERTY

[See attached]

F-1

EXHIBIT G

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 21st day of November, 2006, by and between BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”), and SONUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of November 21, 2006 (the “Lease”), by and between Landlord and Tenant for the Premises located at 1522 217th Place SE in Bothell, Washington.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.             General Requirements.

1.1.          Tenant’s Authorized Representative.  Tenant designates Alan Fuhrman and Wayne Rebich (each a “Tenant’s Authorized Representative”) as the persons authorized to initial all plans, drawings, change orders and approvals pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by one of Tenant’s Authorized Representatives.  Neither Tenant nor Tenant’s Authorized Representatives shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as defined below).

1.2.          Schedule.  The schedule for design and development of Landlord’s Work (as defined below), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall generally be in accordance with that certain schedule prepared by Landlord and Tenant attached as Exhibit A to this Work Letter (the “Schedule”).  The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.          Architects, Consultants and Contractors.  The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Landlord’s Work shall be selected by Landlord and approved by Tenant.  Tenant’s approval of the same shall not be unreasonably withheld, conditioned or delayed.  Tenant hereby approves of SAB Architects as Landlord’s architect and Sierra Construction as Landlord’s general contractor.

2.             Landlord’s Work.

2.1.          Landlord’s Work Plans.  All Tenant Improvements shall be performed by Landlord (“Landlord’s Work”) at Tenant’s sole cost and expense and without cost to Landlord (except for the Tenant Improvement Allowance) and in accordance with the Approved Plans (as defined below).  Landlord’s Work shall be completed in a good and workmanlike manner of a nature and character not less than the quality of tenant improvements in a Class A laboratory research building in the Bothell area.  The design drawings, plans and specifications listed on Schedule 2.1 to this Work Letter (the “Landlord’s Work Plans”) are the initial list of plans that Landlord shall develop and submit to Tenant for approval.  Landlord shall prepare and submit to Tenant for approval an initial draft of Landlord’s Work Plans that are sufficiently complete to apply for a building permit for Landlord’s Work (the “Draft Plans”) no later than February 12, 2007.  The Draft Plans shall contain sufficient information and detail to accurately describe Landlord’s proposed design to Tenant and such other information as Tenant may reasonably request.  Tenant shall be solely responsible for ensuring that the Landlord’s Work Plans and the Draft Plans satisfy Tenant’s requirements for the Tenant Improvements.

2.2.          Tenant Approval of Plans.  Tenant shall notify Landlord in writing within five (5) business days after receipt of the first draft of the Draft Plans whether Tenant approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable.  Tenant shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1.  If Tenant properly objects to the Draft Plans, then Landlord shall revise the Draft Plans and cause Tenant’s objections to be remedied in the revised Draft Plans (the “Approved Plans”).  Landlord shall promptly deliver to Tenant a copy of the Approved Plans with a statement in writing identifying them as the Approved Plans.  If Tenant believes that Tenant’s objections to the Draft Plans have not been appropriately remedied in the Approved Plans, then Tenant shall notify Landlord in writing within five (5) business days after receipt of the Approved Plans of the manner in which the Approved Plans are unacceptable.  Landlord shall revise the Approved Plans and cause Tenant’s proper objections to be remedied.

2.3.          Completion of Landlord’s Work.  Landlord shall perform and complete Landlord’s Work (a) in strict conformance with the Approved Plans, except for Minor Variations (as defined below), (b) otherwise in compliance with the Lease and (c) in accordance with Applicable Laws, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction over the Project and the Premises.  Landlord shall exercise commercially reasonable efforts to complete construction of Landlord’s Work within the Approved Budget (defined below), including, without limitation, competitive bidding by subcontractors and vendors (when Landlord deems it appropriate), prudent job oversight, enforcement of the obligations of Landlord’s contractor, and regular reviews of performance against the Schedule and Approved Budget.  Within thirty (30) days after completion of Landlord’s Work, Landlord shall provide Tenant with any available “as-built” or construction (if no as-built available) drawing print sets and electronic CADD files on disc (or files in such other current format in common use) showing the Premises.

2.4.          Conditions to Performance of Landlord’s Work.  Prior to the commencement of Landlord’s Work, Landlord shall submit to Tenant for Tenant’s approval (which approval Tenant shall not unreasonably withhold) a list (the “Contractor List”) of project managers, contractors and subcontractors that will perform Landlord’s Work.  Tenant shall give Landlord notice in writing of its approval or disapproval of the Contractor List within five (5) business days after Tenant’s receipt of the same.  If Tenant properly disapproves of one or more parties on the Contractor List within such five (5) business day period, Landlord shall revise the Contractor List and resubmit the same to Tenant for Tenant’s approval in accordance with the preceding two sentences.

2.5.          Requests for Consent.  Unless a different time period is expressly provided, Tenant and Landlord shall each respond to all requests for consents, approvals or directions pursuant to this Work Letter within five (5) business days following receipt of such request.  Failure to respond within such five (5) business day period shall be deemed approval.

2.6.          Shell and Core Work.  Landlord’s Work/Tenant Improvements shall not include renovations to be made to the Building by Landlord before performance of the Landlord’s Work and at Landlord’s sole cost and expense (“Shell and Core Work”).  The Shell and Core Work is described in Schedule 2.6 to this Work Letter.

3.             Each Party’s Obligations.  Each of Landlord and Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it.  Tenant shall also observe and perform all of its obligations under this Lease from the Term Commencement Date.  The parties acknowledge that the Approved Budget, the Approved Plans and the Contractor’s List must be completed and approved not later than April 23, 2007, in order for Landlord’s Work to be Substantially Complete by September 1, 2007.  Landlord shall generally hold a weekly construction (or pre-construction, as applicable) meeting beginning promptly after the Execution Date and attended by key personnel (e.g., Landlord representative, Landlord’s architect, contractor, project manager, consultants, etc., as may be appropriate from time to time) to discuss and coordinate matters related to the Tenant Improvements, including, without limitation:  the status of the design work and permit applications, the status of the contracting and purchasing, the schedule for the performance of the Tenant Improvements, decisions regarding selection of contractors and vendors, the status of construction, change order requests, construction issues, selection of materials, and Costs incurred and estimated to be incurred compared to the Approved Budget.  Tenant is invited and encouraged to attend all of the weekly construction meetings.  Landlord shall promptly provide to Tenant on Tenant’s request any information reasonably requested by Tenant concerning the status of construction or any other aspect of the Tenant Improvements including the Costs (defined below).  Tenant shall diligently and promptly review all information provided to it concerning the Tenant Improvements, attend meetings as requested by Landlord, and timely respond to Landlord requests, including making itself available to Landlord to discuss construction matters as they arise.

4.             Completion of Landlord’s Construction Obligations.

4.1.          The date on which Landlord’s Work is Substantially Complete shall be referred to as the “TI Substantial Completion Date.”  Tenant shall accept the Premises in the condition in which they exist as of the TI Substantial Completion Date.  Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of any warranty of any construction defect in regard to workmanship (including installation of equipment) or materials (exclusive of equipment provided by manufacturers) of the Premises completed by or on behalf of Landlord, any noncompliance of Landlord’s Work with Applicable Laws, or the failure of Landlord’s Work to be completed substantially in accordance with the Approved Plans (subject to Minor Variations and such other Changes as are permitted hereunder).  Tenant shall have until twelve (12) months after the TI Substantial Completion Date within which to notify Landlord of any such construction defect or non-compliance with Approved Plans discovered by Tenant, and Landlord shall timely correct the same.  Landlord shall use reasonable efforts to cause the applicable contractor to remedy any such construction defect or non-compliance within thirty (30) days thereafter.  Notwithstanding the foregoing, Landlord shall not be in default under the

Lease if (a) by the nature of such defect or noncompliance, more than thirty (30) days are required to correct and remedy such construction defect or noncompliance and Landlord commences its remedial action within such thirty (30) day period and thereafter diligently and continuously prosecutes such curative and remedial action to completion or (b) the applicable contractor, despite Landlord’s efforts, fails to remedy such defect or non-compliance within such thirty (30) day period, but Landlord otherwise, at Landlord’s expense with respect to any such construction defect or noncompliance with Approved Plans, thereafter commences remedial action diligently and continuously prosecutes such curative and remedial action to completion.  Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant.  Landlord shall diligently pursue any claims arising out of latent defects in the Landlord’s Work.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.  Prior to commencing Landlord’s Work, Landlord shall provide, or shall cause Landlord’s contractors and subcontractors to provide, to Tenant, in addition to any insurance required of Landlord pursuant to the Lease, statutory Workers’ Compensation insurance as required by Applicable Laws.

5.             Tenant Improvement Allowance.

5.1.          Application of Tenant Improvement Allowance.  All costs, expenses and fees incurred by or on behalf of Landlord to any third party arising from, out of, or in connection with the Tenant Improvements (collectively, the “Costs”), including the costs of (a) construction, (b) space planning, architect, engineering and other related services and (c) building permits and other planning and inspection fees, shall, subject to the terms of this paragraph regarding Excess TI Costs, be deducted from the Tenant Improvement Allowance.  The Costs shall also include a project management fee payable to Landlord in an amount equal to three percent (3%) of the Tenant Improvement Allowance, which fee shall be paid monthly in an amount equal to three percent (3%) of the Tenant Improvement Allowance disbursed the previous month.  If at any time the Costs exceed the Tenant Improvement Allowance or if the aggregate amount of the Approved Budget exceeds the Tenant Improvement Allowance, then Tenant shall deposit in an escrow account bearing interest in favor of Tenant, pursuant to escrow instructions reasonably acceptable to Landlord, and as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, one hundred percent (100%) of the then-current Costs or Approved Budget, as the case may be, in excess of the Tenant Improvement Allowance (the “Excess TI Costs”).  If Tenant timely fails to deposit any sum due to Landlord under this Work Letter, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent.  Funds so deposited in escrow by Tenant shall be disbursed to pay for Costs in excess of the Tenant Improvement Allowance following disbursement by Landlord of the full amount of the Tenant Improvement Allowance, and any amount on deposit in escrow that is not required to pay any such excess Costs following the final completion of the Landlord’s Work

(including all punch list items) shall be promptly returned to Tenant.  Landlord shall disburse the Tenant Improvement Allowance to pay the Costs as such Costs are due.

5.2.          Approval of Budget for Landlord’s Work.  Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to commence construction of the Tenant Improvements or to advance any portion of the Tenant Improvement Allowance until Tenant shall have approved in writing the budget for the Landlord’s Work (the “Approved Budget”) and the Approved Plans.  Landlord shall not be obligated to pay for costs or expenses relating to Landlord’s Work that exceed the amount of the Tenant Improvement Allowance, and all such excess costs and expenses shall be paid by Tenant pursuant to Section 5.1.  Notwithstanding the foregoing, Landlord shall pay all excess costs and expenses arising due to a breach by Landlord of construction contracts or supplier agreements with respect to Landlord’s Work.

5.3.          Cost Statements.  Each month Landlord shall prepare, approve and submit to Tenant (a) a statement setting forth the total amount of Costs expended and the total amount applied against the Tenant Improvement Allowance and the total amount funded from the escrow (if any) described in Section 5.1, (b) a detailed summary of the Landlord’s Work performed, including percentage of Landlord’s Work completed, using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, and (c) the estimated Costs to complete Landlord’s Work and the source of funds to pay such Costs.  Landlord shall provide Tenant with copies of the draw requests from Landlord’s construction loan, if any.

5.4.          Application of the Tenant Improvement Allowance.  Landlord may apply the Tenant Improvement Allowance for the payment of Costs of the Tenant Improvements within the Premises (including, without limitation, construction of standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design and consulting fees), in each case as reflected in the Approved Budget and the Approved Plans and for any Minor Variations.  In no event shall the Tenant Improvement Allowance be applied to any costs of the Tenant Improvements relating to the purchase of any furniture, personal property or other non-building system equipment.

6.             Changes.  Any changes to Landlord’s Work (each, a “Change”) requested by Landlord or Tenant after Tenant approves the Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Section 6 and shall be subject to the reasonable written approval of the other party, except for any Minor Variations.

6.1.          Changes Requested by Landlord.

(a)           Landlord may request Changes after Tenant approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes.  If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions (except for Minor Variations).

(b)           Tenant shall reject any Landlord Change Order Requests by written notice to Landlord within the later of (i) five (5) business days after receipt of the Landlord Change Order Request and (ii) five (5) business days after receipt of the information to be provided by Landlord under Section 6.3, which notice shall detail the manner in which the Landlord Change Order Request is unacceptable.  If Tenant properly rejects any Landlord Change Order Request, then Landlord shall revise the Landlord Change Order Request and cause Tenant’s objections to be remedied.  If Tenant does not timely reject in writing a Landlord Change Order Request, then such Landlord Change Order Request shall be deemed approved by Tenant.

(c)           In recognition and consideration of the fact that the Premises and Tenant Improvements have not been constructed as of the date hereof, it is hereby agreed by the parties hereto that the Landlord may make Minor Variations (as herein defined) in the size, design, engineering, configuration and siting of Landlord’s Work, and such Minor Variations shall not render the Lease void or voidable, nor shall any such Minor Variations entitle the Tenant to any reduction or abatement in Rent, anything herein contained and any rule of law or equity to the contrary notwithstanding (except as provided in this Lease with respect to re-measurement of Rentable Area).  “Minor Variations” shall mean any non-material modifications to Landlord’s Work which do not require any material change to the Schedule or Approved Budget, to the extent such modifications are reasonably required to (i) comply with Applicable Laws or to obtain or comply with any required permit, (ii) comply with any request by Tenant for modifications to Landlord’s Work, (iii) comport with good design, engineering and construction practices (provided such variations are not material) or (iv) make reasonable adjustments for field deviations encountered in the construction of Landlord’s Work.

6.2.          Changes Requested by Tenant.  Tenant may request Changes after Tenant approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes.  If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions.  To the extent that the Tenant Improvement Allowance is insufficient to pay for the cost of such Change, Tenant shall reimburse Landlord for all additional costs and expenses payable by Landlord to complete Landlord’s Work due to a Tenant-requested Change in accordance with the payment provisions of this Work Letter.  Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

6.3.          Preparation of Estimates.  Landlord shall, before proceeding with any Change, use commercially reasonable efforts to prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Landlord Change Order Request to Tenant or receipt of a Tenant Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate of such Change’s effects on the Schedule.  Subject to Section 6.1(c), Tenant shall have five (5) business days after receipt of such information from Landlord to (a) in the case of a Landlord Change Order Request, approve or reject such Landlord Change Order Request in writing or (b) in the case of a Tenant Change Order Request, notify Landlord in writing of Tenant’s decision either to proceed with or abandon the Tenant-requested Change.

7.             Miscellaneous.

7.1.          Headings, Etc.  Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

7.2.          Time of the Essence.  Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

7.3.          Covenants.  Each provision of this Work Letter performable by Landlord shall be deemed both a covenant and a condition.

7.4.          Consent.  Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

7.5.          Entire Agreement.  The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

7.6.          Invalid Provisions.  Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

7.7.          Construction.  The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

7.8.          Assigns.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section 7.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.9.          Authority.  That individual or those individuals signing this Work Letter guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

7.10.        Counterparts.  This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-217TH PLACE LLC,
a Delaware limited liability company

By:          /s/ Gary A Kreitzer

Name:     Gary A Kreitzer

Title:       Executive V.P.

TENANT:

SONUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:          /s/ Michael A. Martino

Name:     Michael A. Martino

Title:       President & CEO

EXHIBIT A

SCHEDULE

[To be attached]

SCHEDULE 2.1

LANDLORD’S WORK PLANS

Architectural Drawings

1.               Floor and reflected ceiling plans

2.               Elevations (exterior and interior)

3.               Sections (building and wall)

4.               Details (exterior and interior)

5.               Schedules (doors, windows, finishes, etc.)

Engineering Drawings

1.               Mechanical

2.               Plumbing

3.               Electrical

4.               Fire protection

SCHEDULE 2.6

SHELL AND CORE WORK

Sitework

•                  The existing interior improvements shall be completely demolished. This shall include all walls, flooring, and ceilings. The interior shall be taken back to a broom finish shell condition.

•                  The traffic gates and tire device shall be demolished.

•                  Cut-in tilt panels for 4 new windows shall be added.

•                  Landscaping cleanup, tree removal for 15 trees and other visual appealing work shall be performed.

•                  The existing parking lot shall be restriped and seal coated and minor asphalt patching shall occur. Extruded curbs shall be replaced.

•                  The existing sidewalks shall be pressure washed.

•                  A shallow footing drain shall be added along the south side of building to improve the drainage.

•                  Cut & patch for new power upgrade primary service run from transformer to loading dock shall be installed.

•                  The main water service shall be upsized to 3”.

•                  A double detector check valve shall be added to the existing fire water line if required.

•                  A loop fire water line around building shall be added/improved if required.

Concrete

•                  An allowance for footings/grade beams for 4 concrete brace frames shall be included.

Masonry

•                  Minor tuck-point and repair of masonry cracks shall occur.

Metals

•                  4 steel brace frames for lateral structural upgrades shall occur.

Carpentry

•                  We will construct a new electrical room exterior to the building at the loading dock.  Metal stud framed, exterior plywood covered in EIFS/stucco and a new door and frame shall be added.

Thermal and Moisture Protection

•                  We shall remove and replace the built-up roofing.  This includes increasing roof insulation to R-21.

•                  We shall replace roof cap flashings.

•                  Minor caulking repair shall occur.

Doors & Windows

•                  4 new cut-in windows shall be added.

•                  A framed covered walkway at the main building entry shall be added.

Finishes

•                  We shall clean and repaint exterior concrete walls and the roof screen.  We shall clean and reseal brick.  This includes epoxy repair of cracking at loading dock spandrel panels.

•                  Main entry lobby upgrades, including new stair, flooring, finishes, and lighting shall be performed.

Elevators

•                  We shall add a new passenger elevator at main lobby entry area, which includes pit, shaft walls, and electrical work.

Mechanical

•                  We shall demolish two old existing rooftop HVAC units

Electrical

•                  We shall upgrade the existing electrical service to 3000A, by adding a new 3000A MDP at the new electrical room (off loading dock), then re-feed the existing 2000A switchboard and 800A switchboard from the new service.

EXHIBIT H

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:           , 200

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $       , expiring at     :00 p.m. on          or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                 are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of          (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Exhibit A, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                     on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means.  Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond          the “Outside Date”) unless, on or before the date 30 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Exhibit B, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                   (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

EXHIBIT A

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                    , the sum of                   United States Dollars ($                 ). Drawn under [Issuer] Letter of Credit No.                  dated                 .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                         .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT B

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                    dated                    (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:                        ]